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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-104130 of Delphi Corporation, Delphi Properties, Inc., and Delphi Properties Holdings, LLC on combined Forms S-3/S-11 of our report dated March 26, 2003, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.




Detroit, Michigan
May 27, 2003